                                                                                                                                             Exhibit 99.1

                                                 macy's inc.

                                                                                                                                                                        Contacts:

                                                                                                                  Media - Jim Sluzewski

                                                                                                                                        513/579-7764

                                                                                                                              Investor - Susan Robinson

                                                                                                                513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS FOURTH QUARTER EARNINGS

OF 73 CENTS PER DILUTED SHARE

Diluted EPS, excluding unusual items, is $1.06 – exceeding company guidance

CINCINNATI, Ohio, February 24, 2009 – Macy's, Inc. today reported earnings of 73 cents per diluted share for the 13-week fourth quarter of 2008, ended Jan. 31, 2009. These results include certain unusual items (described below) that negatively impacted fourth quarter earnings by 33 cents per diluted share, but do not include a non-cash charge for goodwill impairment that currently is being determined and is expected to be recorded in the fourth quarter (also described below). Excluding unusual items, the company earned $1.06 per diluted share in the fourth quarter of 2008. This exceeds the company's most recent guidance for fourth quarter earnings per diluted share of $1.00 to $1.02, excluding one-time costs associated with division consolidations announced in February 2008 and store closings announced in January 2009.

Unusual items include $17 million in costs and expenses associated with division consolidations and localization initiatives announced in February 2008, $30 million in costs and expenses associated with division consolidations and localization initiatives announced in February 2009, and $11 million in costs and expenses associated with 11 store closings announced in January 2009. Together, these account for costs of $58 million ($36 million after tax or 9 cents per diluted share).

Additional unusual items relate to non-cash asset impairment charges – $96 million related to store properties still in operation, $40 million related to store closings announced in January 2009, $13 million related to acquired private brand tradenames and $12 million related to the company's investment in The Knot. Together, these account for costs of $161 million ($102 million after tax or 24 cents per diluted share).

Terry J. Lundgren, Macy's, Inc. chairman, president and chief executive officer, said, “As the economy weakened further in the fourth quarter, Macy's, Inc. again outperformed most major competitors in same-store sales, as we did all through the year. This speaks well of the value, quality and fashion delivered by Macy's and Bloomingdale's through the holiday season, and of the determination and strength of our organization.

“While 2008 results reflect the worst economic environment of our generation, we have taken aggressive action to drive sales, maintain profitability and conserve cash. This has included adopting a unified operating structure, rolling out our innovative My Macy's localization initiative nationwide, reducing expenses and capital expenditures, managing inventories conservatively, paying down debt and lowering the dividend. As a result, we believe that Macy's, Inc. is well-positioned to continue to weather this downturn and to accelerate results once the economy begins to rebound.

“Our company remains financially healthy, with strong cash flow and ample borrowing capacity. We ended the year with $1.3 billion in cash, more than had been planned at the beginning of the year, and no borrowings against our $2 billion bank credit agreement. Early in fiscal 2009, we used approximately $686 million of cash on hand for the early retirement of debt coming due later in 2009, and we were able to reduce 2009 interest expense by approximately $7 million in doing so.”

In the fourth quarter of 2007, Macy's, Inc. earned $1.73 per diluted share. Excluding May Company merger integration costs of $69 million ($43 million after tax or 10 cents per diluted share), fourth quarter 2007 earnings were $1.83 per diluted share. Included in 2007 fourth quarter is a non-cash tax credit of $78 million (18 cents per diluted share) from the settlement of a federal income tax examination, primarily attributable to losses related to the disposition of a former subsidiary. Also excluding the tax settlement, fourth quarter 2007 diluted earnings per share were $1.65.

For the full 52 weeks of fiscal 2008, Macy's, Inc. reported diluted earnings per share from continuing operations of 66 cents per share, compared with $2.01 per diluted share from continuing operations for the full 52 weeks of fiscal 2007. Excluding division consolidation and store closings costs of $187 million ($118 million after tax or 28 cents per diluted share) and asset impairment charges of $211 million ($133 million after tax or 32 cents per diluted share), diluted earnings per share from continuing operations were $1.26 for fiscal 2008. Excluding May Company merger integration costs of $219 million ($138 million after tax or 31 cents per diluted share) and the tax settlement of $78 million (17 cents per diluted share), diluted earnings per share from continuing operations were $2.15 for fiscal 2007.

As described in the notes to financial statements in this news release, the company is in the process of reviewing its goodwill, including that recorded in connection with its August 2005 acquisition of The May Department Stores Company, for impairment. The impairment review is related to the deterioration in the general economic environment and the resulting decline in the company's share price and market capitalization. Due to the complexity of the impairment calculation process, and the need for appraisals and analyses that have not yet been obtained and performed, the company presently cannot make an actual determination of the amount by which its goodwill was impaired at year end. The company, however, currently estimates that the amount of goodwill to be written down in the fourth quarter of 2008 is between $4.5 billion and $5.5 billion (or between $10.00 and $12.50 per diluted share). The company’s Form 10-K for the fiscal year ended Jan. 31, 2009, to be filed with the Securities and Exchange Commission on or before April 1, 2009, will reflect the required reduction in the carrying value of the company's goodwill and the related non-cash impairment charge, which will reduce the reported amounts of operating income, net income and diluted earnings per share. The non-cash write-down of goodwill is expected to have no impact on the company's business, bank credit agreement or bond indentures.

Sales

Sales in the fourth quarter of 2008 totaled $7.934 billion, a decrease of 7.7 percent, compared with sales of $8.594 billion in the same period last year. On a same-store basis, Macy’s, Inc.'s fourth quarter sales were down 7.0 percent.

The company's total sales for the 52 weeks of fiscal 2008 were $24.892 billion, down 5.4 percent from total sales of $26.313 billion in the 52 weeks of fiscal 2007. On a same-store basis, Macy's, Inc.'s year-to-date sales were down 4.6 percent.

Online sales (macys.com and bloomingdales.com combined) were up by 24.0 percent in the fourth quarter and by 29.0 percent for the full year. Online sales are included in the same-store sales calculation for Macy’s, Inc.

In the fourth quarter of 2008, the company closed 11 Macy’s stores, as announced on Jan. 8, 2009. Also as previously announced, the Macy’s store in Santa Monica, CA, was closed in the fourth quarter and will re-open as a Bloomingdale's in 2010 after the shopping center is redeveloped.

Operating Income

Macy's, Inc.'s operating income totaled $647 million or 8.2 percent of sales for the quarter ended Jan. 31, 2009, compared with operating income of $1.222 billion or 14.2 percent of sales for the same period last year. Macy's, Inc.’s fourth quarter 2008 operating income included $58 million in division consolidation and store closing costs, as well as $161 million in asset impairment charges. Excluding these costs, operating income for the fourth quarter of 2008 was $866 million or 10.9 percent of sales. Fourth quarter 2007 operating income included $69 million in May Company integration costs. Excluding these costs, operating income for the fourth quarter of 2007 was $1.291 billion or 15.0 percent of sales.

For fiscal 2008, Macy's, Inc.’s operating income totaled $1.004 billion or 4.0 percent of sales, compared with operating income of $1.863 billion or 7.1 percent of sales for fiscal 2007. Macy's, Inc.'s fiscal 2008 operating income included $187 million in division consolidation and store closing costs, as well as $211 million in asset impairment charges. Excluding these costs, operating income for fiscal 2008 was $1.402 billion or 5.6 percent of sales. Fiscal 2007 operating income included $219 million in May Company integration costs. Excluding these costs, operating income for fiscal 2007 was $2.082 billion or 7.9 percent of sales.

Cash Flow

Net cash provided by continuing operating activities was $1.879 billion in fiscal 2008, compared with $2.231 billion in fiscal 2007. Net cash used by continuing investing activities in fiscal 2008 was $791 million, compared with $789 million in the previous year. Thus, cash before continuing financing activities was $1.088 billion in fiscal 2008, compared with $1.442 billion in fiscal 2007. Of the year-over-year reduction of $354 million, $255 million can be attributed to lower proceeds from the disposal of property and equipment, primarily from the sale of duplicate facilities associated with the May Company integration, and the disposition of the After Hours Formalwear business in 2007.

Net cash used by continuing financing activities was $365 million in fiscal 2008, compared with $2.069 billion in fiscal 2007. In 2008, Macy's, Inc. issued $650 million in senior notes and paid $650 million in matured senior notes. In fiscal 2007, net cash used by continuing financing activities included approximately $3.3 billion in stock repurchased, as well as approximately $1.95 billion in debt issued.

Looking Ahead

            The company reiterates its sales and earnings guidance provided on Feb. 2, 2009, while continuing to note that the uncertain direction of the economy makes predictions of future performance difficult. Macy's, Inc. is assuming a very challenging environment through the remainder of fiscal 2009 and currently is assuming that same-store sales in 2009 will be down between 6 percent and 8 percent.

Including this sales assumption, Macy's, Inc.'s current guidance is for fiscal 2009 earnings per share on a diluted basis of 40 cents to 55 cents, excluding restructuring-related costs, which currently are estimated at $370 million in 2009. Should the economic environment improve, we would expect our sales and earnings to exceed this level.

            As previously reported, the company has reduced its 2009 capital expenditures budget to approximately $450 million. This is down from an original 2009 budget of approximately $1 billion.

            In 2009, the company expects to open new Macy's stores in Lee's Summit, MO (Kansas City market), Dallas, TX, and Phoenix, AZ, as well as a replacement Macy's store in Nampa, ID. In addition, the company is expected to reopen two Macy's stores in the Houston market that were damaged in Hurricane Ike.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2008 sales of $24.9 billion. The company operates more than 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and bloomingdales.com. Prior to June 1, 2007, Macy's, Inc. was known as Federated Department Stores, Inc.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, changes in expected synergies, cost savings and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

#   #   #

(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Feb. 24) at 11:00 a.m. (ET). Note this is a change from the customary time of the conference call in order to avoid a timing conflict with Target Corporation's quarterly conference call. Macy's, Inc.'s webcast is accessible to the media and general public via the company's Web site at www.macysinc.com. Analysts and investors may call in on 1-888-609-5701, passcode 9875341. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   January 31, 2009

   February 2, 2008

$	% to

Net sales

$	% to

Net sales

Net sales.......................................................................	$ 7,934		$ 8,594

Cost of sales (Note 2)....................................................	4,812	60.7%	5,021	58.4%

Gross margin.................................................................	3,122	39.3%	3,573	41.6%

Selling, general and administrative expenses....................	(2,256)	(28.4%)	(2,282)	(26.6%)

Division consolidation costs and store closing related costs (Note 3)......................................	(58)	(0.7%)	-	-%

Asset impairment charges (Note 4).................................	(161)	(2.0%)	-	-%

May integration costs (Note 5).......................................	-	-%	(69)	(0.8%)

Operating income..........................................................	647	8.2%	1,222	14.2%

Interest expense – net....................................................	(143)		(136)

Income before income taxes...........................................	504		1,086

Federal, state and local income tax expense (Note 6).......	(194)		(336)

Net income...................................................................	$ 310		$ 750

Basic earnings per share................................................	$ .73		$ 1.74

Diluted earnings per share..............................................	$ .73		$ 1.73

Average common shares:
Basic......................................................................	421.4		432.1
Diluted....................................................................	421.4		434.7

End of period common shares outstanding.......................	420.1		419.7

Depreciation and amortization expense............................	$ 328		$ 327

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(1)    As of January 31, 2009, the Company had $9,125 million of goodwill, which predominately relates to the acquisition of The May Department Stores Company (“May”) on August 30, 2005.  As a result of the deterioration in the general economic environment and the resultant decline in the Company's market capitalization, the Company is in the process of reviewing its goodwill for impairment.

For purposes of impairment testing, goodwill has been assigned to reporting units, which are the Company's retail operating divisions.  The goodwill impairment test involves a two-step process.  The first step is a comparison of each reporting unit’s fair value to its carrying value.  The Company estimates the fair value of its reporting units based on their discounted cash flows.  If the carrying value of a reporting unit exceeds its estimated fair value in the first step, a second step is performed, in which the reporting unit’s goodwill is written down to its implied fair value.  The second step requires the Company to allocate the fair value of the reporting unit derived in the first step to the fair value of the reporting unit’s net assets, with any fair value in excess of amounts allocated to such net assets representing the implied fair value of goodwill for that reporting unit.  If the carrying value of the goodwill allocated to a reporting unit exceeds its fair value, such goodwill is written down by an amount equal to such excess.

In the first step, the Company initially calculated the fair value of its reporting units by discounting their projected future cash flows to present value using the Company's estimated weighted average cost of capital as the discount rate and the fair value of each of the Company's Macy's reporting units exceeded its carrying value.  However, the reconciliation of the fair value of the Company's reporting units to the Company's market capitalization resulted in an implied fair value substantially in excess of its market capitalization.  In order to reconcile the discounted cash flows of the Company's reporting units to the trading value of the Company's common stock, the Company applied discount rates higher than the Company's estimated weighted average cost of capital to the projected cash flows of its reporting units and determined that the carrying value of each of the Company’s reporting units exceeded its fair value at January 31, 2009, which resulted in all of the Company's reporting units failing the first step of the goodwill impairment test.

The Company is in the beginning stages of the second step of the impairment testing process, which will require, among other things, obtaining third-party appraisals of substantially all of the Company's tangible and intangible assets.  Due to the complexity of this process, and the need for appraisals and analyses that have not yet been obtained and performed, the Company presently cannot make an accurate estimate of the amount by which the Company's goodwill was impaired as of January 31, 2009.  However, based solely on the results of the first step of the impairment testing process, the Company preliminarily estimates that the amount of such impairment will ultimately be determined to be between $4.5 billion and $5.5 billion.  The financial statements of the Company included in its Form 10-K for the fiscal year ended January 31, 2009, to be filed with the Securities and Exchange Commission on or before April 1, 2009, will reflect the required reduction in the carrying value of the Company's goodwill and the related non-cash impairment charge.  This reduction may vary significantly from the preliminarily estimated range set forth above due to a variety of factors that may affect the results of the second step impairment testing process, including inherent uncertainties and subjectivity associated with appraisals and valuations in general.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(2)    Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 13 weeks ended January 31, 2009 or February 2, 2008.

(3)    Includes $17 million of costs and expenses associated with the division consolidation and localization initiatives announced in February 2008, primarily severance and other human resource related costs, $30 million of severance costs in connection with the division consolidation and localization initiatives announced in February 2009, and $11 million of costs and expenses related to the store closings announced in January 2009.  For the 13 weeks ended January 31, 2009, these costs amounted to $.09 per diluted share.

(4)    Includes $96 million of asset impairment charges related to properties held and used, $40 million of asset impairment charges related to the store closings announced in January 2009, $13 million of asset impairment charges associated with acquired indefinite lived private brand tradenames and $12 million of asset impairment charges associated with the Company's investment in The Knot.  For the 13 weeks ended January 31, 2009, these non-cash costs amounted to $.24 per diluted share.

(5)    Represents costs and expenses associated with the integration and consolidation of May's operations into Macy's operations, including additional costs related to closed locations, final system conversion costs and costs related to other operational consolidations.  For the 13 weeks ended February 2, 2008, May integration costs also included approximately $74 million of non-cash impairment charges with respect to the announced closure of 9 underperforming May stores and approximately $41 million of gains from the sale of 3 previously closed distribution center facilities.  For the 13 weeks ended February 2, 2008, these costs amounted to $.10 per diluted share.

(6)    Income tax expense for the 13 weeks ended January 31, 2009 reflects the adjustment or settlement of various tax issues.  Income tax expense for the 13 weeks ended February 2, 2008 reflected approximately $78 million, or $.18 per diluted share, of tax benefits related to the settlement of a federal income tax examination, primarily attributable to losses related to the disposition of a former subsidiary.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	52 Weeks Ended		52 Weeks Ended

   January 31, 2009

   February 2, 2008

$	% to

Net sales

$	% to

Net sales

Net sales........................................................................	$24,892		$26,313

Cost of sales (Note 2).....................................................	15,009	60.3%	15,677	59.6%

Gross margin.................................................................	9,883	39.7%	10,636	40.4%

Selling, general and administrative expenses.......................	(8,481)	(34.1%)	(8,554)	(32.5%)

Division consolidation costs and store closing related costs (Note 3)........................................	(187)	(0.8%)	-	-%

Asset impairment charges (Note 4).................................	(211)	(0.8%)	-	-%

May integration costs (Note 5).........................................	-	-%	(219)	(0.8%)

Operating income...........................................................	1,004	4.0%	1,863	7.1%

Interest expense – net.....................................................	(560)		(543)

Income from continuing operations before income taxes.....................................................	444		1,320

Federal, state and local income tax expense (Note 6)..........	(164)		(411)

Income from continuing operations..................................	280		909

Discontinued operations, net of income taxes (Note 7)........	-		(16)

Net income....................................................................	$ 280		$ 893

Basic earnings (loss) per share:
Income from continuing operations............................	$ .67		$ 2.04
Loss from discontinued operations.............................	-		(.04)
Net income..............................................................	$ .67		$ 2.00

Diluted earnings (loss) per share:
Income from continuing operations............................	$ .66		$ 2.01
Loss from discontinued operations.............................	-		(.04)
Net income..............................................................	$ .66		$ 1.97

Average common shares:
Basic.......................................................................	421.2		446.6
Diluted....................................................................	422.0		451.8

End of period common shares outstanding........................	420.1		419.7

Depreciation and amortization expense..............................	$ 1,278		$ 1,304

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(1)  The May Department Stores Company (“May”) was acquired August 30, 2005.  Among other components, the acquisition included the Lord & Taylor division and the Bridal Group, consisting of David's Bridal, After Hours Formalwear and Priscilla of Boston.  The sale of the Lord & Taylor division was completed in October 2006, the sale of David's Bridal and Priscilla of Boston was completed in January 2007 and the sale of After Hours Formalwear was completed in April 2007.  As of January 31, 2009, the Company had $9,125 million of goodwill, which predominately relates to the acquisition of May.  As a result of the deterioration in the general economic environment and the resultant decline in the Company's market capitalization, the Company is in the process of reviewing its goodwill for impairment.

For purposes of impairment testing, goodwill has been assigned to reporting units, which are the Company's retail operating divisions.  The goodwill impairment test involves a two-step process.  The first step is a comparison of each reporting unit's fair value to its carrying value.  The Company estimates the fair value of its reporting units based on their discounted cash flows.  If the carrying value of a reporting unit exceeds its estimated fair value in the first step, a second step is performed, in which the reporting unit’s goodwill is written down to its implied fair value.  The second step requires the Company to allocate the fair value of the reporting unit derived in the first step to the fair value of the reporting unit’s net assets, with any fair value in excess of amounts allocated to such net assets representing the implied fair value of goodwill for that reporting unit.  If the carrying value of the goodwill allocated to a reporting unit exceeds its fair value, such goodwill is written down by an amount equal to such excess.

In the first step, the Company initially calculated the fair value of its reporting units by discounting their projected future cash flows to present value using the Company's estimated weighted average cost of capital as the discount rate and the fair value of each of the Company's Macy's reporting units exceeded its carrying value.  However, the reconciliation of the fair value of the Company's reporting units to the Company's market capitalization resulted in an implied fair value substantially in excess of its market capitalization.  In order to reconcile the discounted cash flows of the Company’s reporting units to the trading value of the Company's common stock, the Company applied discount rates higher than the Company's estimated weighted average cost of capital to the projected cash flows of its reporting units and determined that the carrying value of each of the Company's reporting units exceeded its fair value at January 31, 2009, which resulted in all of the Company's reporting units failing the first step of the goodwill impairment test.

The Company is in the beginning stages of the second step of the impairment testing process, which will require, among other things, obtaining third-party appraisals of substantially all of the Company's tangible and intangible assets.  Due to the complexity of this process, and the need for appraisals and analyses that have not yet been obtained and performed, the Company presently cannot make an accurate estimate of the amount by which the Company's goodwill was impaired as of January 31, 2009.  However, based solely on the results of the first step of the impairment testing process, the Company preliminarily estimates that the amount of such impairment will ultimately be determined to be between $4.5 billion and $5.5 billion.  The financial statements of the Company included in its Form 10-K for the fiscal year ended January 31, 2009, to be filed with the Securities and Exchange Commission on or before April 1, 2009, will reflect the required reduction in the carrying value of the Company's goodwill and the related non-cash impairment charge.  This reduction may vary significantly from the preliminarily estimated range set forth above due to a variety of factors that may affect the results of the second step impairment testing process, including inherent uncertainties and subjectivity associated with appraisals and valuations in general.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(2)  Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 52 weeks ended January 31, 2009 or February 2, 2008.

(3)    Includes $146 million of costs and expenses associated with the division consolidation and localization initiatives announced in February 2008, primarily severance and other human resource related costs, $30 million of severance costs in connection with the division consolidation and localization initiatives announced in February 2009, and $11 million of costs and expenses related to the store closings announced in January 2009.  For the 52 weeks ended January 31, 2009, these costs amounted to $.28 per diluted share.

(4)    Includes $96 million of asset impairment charges related to properties held and used, $40 million of asset impairment charges related to the store closings announced in January 2009, $63 million of asset impairment charges associated with acquired indefinite lived private brand tradenames and $12 million of asset impairment charges associated with the Company's investment in The Knot.  For the 52 weeks ended January 31, 2009, these non-cash costs amounted to $.32 per diluted share.

(5)    Represents costs and expenses associated with the integration and consolidation of May's operations into Macy's operations, including additional costs related to closed locations, final system conversion costs and costs related to other operational consolidations.  For the 52 weeks ended February 2, 2008, May integration costs also included approximately $121 million of non-cash impairment charges with respect to the announced closure of certain distribution center facilities and 9 underperforming May stores and approximately $41 million in gains from the sale of 3 previously closed distribution center facilities.  For the 52 weeks ended February 2, 2008, these costs amounted to $.31 per diluted share.

(6)    Income tax expense for the 52 weeks ended January 31, 2009 reflects the adjustment or settlement of various tax issues.  Income tax expense for the 52 weeks ended February 2, 2008 reflected approximately $78 million, or $.17 per diluted share, of tax benefits related to the settlement of a federal income tax examination, primarily attributable to losses related to the disposition of a former subsidiary.

(7)    Represents the results of operations of After Hours Formalwear.  For the 52 weeks ended February 2, 2008, discontinued operations included the loss on disposal of After Hours Formalwear of $7 million on a pre-tax and after-tax basis, or $.01 per diluted share.

MACY'S, INC.

Consolidated Balance Sheets  (Unaudited)

(millions)

	January 31,	February 2,
	2009	2008
ASSETS:
Current Assets:
Cash and cash equivalents...............................................	$ 1,306	$ 583
Receivables....................................................................	439	463
Merchandise inventories..................................................	4,769	5,060
Supplies and prepaid expenses..........................................	226	218
Total Current Assets....................................................	6,740	6,324

Property and Equipment – net.............................................	10,442	10,991
Goodwill............................................................................	9,125	9,133
Other Intangible Assets – net..............................................	719	831
Other Assets......................................................................	501	510

Total Assets.................................................................	$27,527	$27,789

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt...............................................................	$ 966	$ 666
Merchandise accounts payable.........................................	1,282	1,398
Accounts payable and accrued liabilities............................	2,628	2,729
Income taxes..................................................................	28	344
Deferred income taxes....................................................	224	223
Total Current Liabilities.................................................	5,128	5,360

Long-Term Debt................................................................	8,733	9,087
Deferred Income Taxes......................................................	1,416	1,446
Other Liabilities..................................................................	2,521	1,989
Shareholders’ Equity...........................................................	9,729	9,907

Total Liabilities and Shareholders’ Equity.......................	$27,527	$27,789

MACY'S, INC.

Consolidated Balance Sheets  (Unaudited)

Notes:

Certain reclassifications were made to prior period amounts to conform with the classifications of such amounts for the most recent period.

As of January 31, 2009, the Company had $9,125 million of goodwill, which predominately relates to the acquisition of The May Department Stores Company (“May”) on August 30, 2005.  As a result of the deterioration in the general economic environment and the resultant decline in the Company's market capitalization, the Company is in the process of reviewing its goodwill for impairment.

For purposes of impairment testing, goodwill has been assigned to reporting units, which are the Company’s retail operating divisions.  The goodwill impairment test involves a two-step process.  The first step is a comparison of each reporting unit’s fair value to its carrying value.  The Company estimates the fair value of its reporting units based on their discounted cash flows.  If the carrying value of a reporting unit exceeds its estimated fair value in the first step, a second step is performed, in which the reporting unit’s goodwill is written down to its implied fair value.  The second step requires the Company to allocate the fair value of the reporting unit derived in the first step to the fair value of the reporting unit’s net assets, with any fair value in excess of amounts allocated to such net assets representing the implied fair value of goodwill for that reporting unit.  If the carrying value of the goodwill allocated to a reporting unit exceeds its fair value, such goodwill is written down by an amount equal to such excess.

In the first step, the Company initially calculated the fair value of its reporting units by discounting their projected future cash flows to present value using the Company's estimated weighted average cost of capital as the discount rate and the fair value of each of the Company's Macy's reporting units exceeded its carrying value.  However, the reconciliation of the fair value of the Company’s reporting units to the Company's market capitalization resulted in an implied fair value substantially in excess of its market capitalization.  In order to reconcile the discounted cash flows of the Company's reporting units to the trading value of the Company's common stock, the Company applied discount rates higher than the Company's estimated weighted average cost of capital to the projected cash flows of its reporting units and determined that the carrying value of each of the Company's reporting units exceeded its fair value at January 31, 2009, which resulted in all of the Company's reporting units failing the first step of the goodwill impairment test.

The Company is in the beginning stages of the second step of the impairment testing process, which will require, among other things, obtaining third-party appraisals of substantially all of the Company's tangible and intangible assets.  Due to the complexity of this process, and the need for appraisals and analyses that have not yet been obtained and performed, the Company presently cannot make an accurate estimate of the amount by which the Company's goodwill was impaired as of January 31, 2009.  However, based solely on the results of the first step of the impairment testing process, the Company preliminarily estimates that the amount of such impairment will ultimately be determined to be between $4.5 billion and $5.5 billion.  The financial statements of the Company included in its Form 10-K for the fiscal year ended January 31, 2009, to be filed with the Securities and Exchange Commission on or before April 1, 2009, will reflect the required reduction in the carrying value of the Company's goodwill and the related non-cash impairment charge.  This reduction may vary significantly from the preliminarily estimated range set forth above due to a variety of factors that may affect the results of the second step impairment testing process, including inherent uncertainties and subjectivity associated with appraisals and valuations in general.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

52 Weeks Ended

January 31, 2009

52 Weeks Ended

February 2, 2008

Cash flows from continuing operating activities:
Net income.........................................................................	$ 280	$ 893
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Loss from discontinued operations..................................	-	16
Stock-based compensation expense................................	43	60
Division consolidation costs............................................	187	-
Asset impairment charges..............................................	211	-
May integration costs.....................................................	-	219
Depreciation and amortization........................................	1,278	1,304
Amortization of financing costs and premium on acquired debt..............................................................	(27)	(31)
Changes in assets and liabilities:
Decrease in receivables.............................................	12	28
Decrease in merchandise inventories..........................	291	256
(Increase) decrease in supplies and prepaid expenses..	(7)	33
Decrease in other assets not separately identified..............................................................	1	3
Decrease in merchandise accounts payable.................	(90)	(132)
Decrease in accounts payable and accrued liabilities not separately identified...........................	(227)	(396)
Increase (decrease) in current income taxes...............	(146)	14
Increase (decrease) in deferred income taxes.............	8	(2)
Increase (decrease) in other liabilities not separately identified............................................	65	(34)
Net cash provided by continuing operating activities..............................................	1,879	2,231

Cash flows from continuing investing activities:
Purchase of property and equipment.....................................	(761)	(994)
Capitalized software............................................................	(136)	(111)
Proceeds from hurricane insurance claims............................	68	23
Disposition of property and equipment...................................	38	227
Proceeds from the disposition of After Hours Formalwear.....	-	66
Net cash used by continuing investing activities.................................................	(791)	(789)

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

52 Weeks Ended

January 31, 2009

52 Weeks Ended

February 2, 2008

Cash flows from continuing financing activities:
Debt issued..........................................................................	650	1,950
Financing costs....................................................................	(18)	(18)
Debt repaid..........................................................................	(666)	(649)
Dividends paid..................................................................... Decrease in outstanding checks............................................	(221) (116)	(230) (57)
Acquisition of treasury stock.................................................	(1)	(3,322)
Issuance of common stock....................................................	7	257
Net cash used by continuing financing activities...............................................	(365)	(2,069)

Net cash provided (used) by continuing operations.....................	723	(627)

Net cash provided by discontinued operating activities...............

-

		7
Net cash used by discontinued investing activities......................

-

		(7)
Net cash used by discontinued financing activities.....................

          -

		(1)
Net cash used by discontinued operations.................................

          -

		(1)

Net increase (decrease) in cash and cash equivalents................	723	(628)
Cash and cash equivalents at beginning of period.......................	583	1,211

Cash and cash equivalents at end of period...............................	$ 1,306	$ 583